Ex-99.i


                       KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                            NEW YORK, NY 10022 - 3852

                                                                           PARIS
TEL  (212) 715-9100                                       47, AVENUE HOCHE 75008
FAX  (212) 715-8000                                       TEL (33-1) 44 09 46 00
                                                          FAX (33-1) 44 09 46 01


                                     February 15, 2005




The Victory Variable Insurance Funds
3435 Stelzer Road
Columbus, Ohio 43219

            Re:   The Victory Variable Insurance Funds
                  Post-Effective Amendment No. 9
                  File Nos. 333-62051; 811-8979
                  ------------------------------------

Gentlemen:

      We hereby consent to the reference to our firm as counsel in the above-referenced Amendment and to the incorporation by reference of our opinion dated April 27, 2000 as an exhibit to this Amendment.

                                    Very truly yours,




                                    /s/ Kramer Levin Naftalis & Frankel LLP